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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated October 10, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust REIT Portfolio Series 2000-2 (Registration Statement No. 333-43324), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Grant Thornton LLP
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Grant Thornton LLP
October 10, 2000
Chicago, Illinois